As filed with the Securities and
Exchange Commission on December 13, 1996        Registration No. 333-_________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                        --------------------------------



                                   Graco Inc.
             (Exact name of registrant as specified in its charter)

Minnesota                                                            41-0285640
(State or other jurisdiction of              (I.R.S. Employer Identification No.
incorporation or organization))

                           4050 Olson Memorial Highway
                       Golden Valley, Minnesota 55422-5332
               (Address of principal executive offices) (Zip Code)

                       Graco Employee Stock Purchase Plan
                            (Full title of the plan)

                           CT Corporation System Inc.
                             405 Second Avenue South
                          Minneapolis, Minnesota 55401
                     (Name and address of agent for service)

                                 (612) 333-4315
          (Telephone number, including area code, of agent for service)
           -----------------------------------------------------------



                         CALCULATION OF REGISTRATION FEE
================================================================================

                                     Proposed       Proposed
Title of                             maximum        maximum
securities          Amount           offering       aggregate      Amount of
to be               to be            price per      offering       registration
registered          Registered       share(1)       price(1)       fee

--------------------------------------------------------------------------------

Common Stock        750,000
($1.00 par value)   shares          $24.625         $18,468,750    $5,596.59

================================================================================

(1) The registration fee has been calculated in accordance with Rule 457(c), based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on December 9, 1996.



INCORPORATION BY REFERENCE

Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the registrant's Registration Statements on Form S-8 (File Nos. 33-2661, including post effective amendments thereto, and 33-44821). Registration Statement (File No. 33-44821) increased the total number of shares registered for issuance under the Graco Employee Stock Purchase Plan

AMENDMENT TO INCREASE SHARES

On May 7, 1996, the stockholders of registrant approved an amendment to the Graco Employee Stock Purchase Plan to increase the aggregate number of shares of Graco common stock authorized for sale under the plan from 3,150,000 to 3,900,000.
                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

            The validity of the Shares being registered hereby has been passed upon for the Company by Robert M. Mattison, Vice President, General Counsel and Secretary of Graco Inc., Minneapolis, Minnesota. Mr. Mattison is an officer of the Company.

Item 8.  Exhibits.

            5.1 Opinion of Robert M. Mattison, Vice President, General Counsel and Secretary of Graco Inc., regarding legality

            23.1  Consent of Deloitte & Touche LLP, independent auditors

            23.2 Consent of Robert M. Mattison, Vice President, General Counsel and Secretary of Graco Inc. (included in Exhibit
                  5.1 above)

            24.1  Power of Attorney

Item 9.  Undertakings.

A.  Post-Effective Amendments.

            The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Subsequent Documents Incorporated by Reference.

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Claims for Indemnification.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota on the 13th day of December, 1996.

Graco Inc.




By:/s/Robert M. Mattison
   Robert M. Mattison
   Vice President, General Counsel
      and Secretary

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



/s/George Aristides                       President and Chief Executive Officer
George Aristides                          (Principal Executive Officer)



/s/David M. Lowe                          Treasurer
David M. Lowe                             (Principal Financial Officer)



/s/James A. Graner                        Vice President and Controller
James A. Graner                           (Principal Accounting  Officer)


David A. Koch                             Director, Chairman of the Board
George Aristides                          Director, President and Chief
                                            Executive Officer
Ronald O. Baukol                          Director
Richard D. McFarland                      Director
Lee R. Mitau                              Director
Martha A.M. Morfitt                       Director
Charles M. Osborne                        Director
Dale R. Olseth                            Director
William G. Van Dyke                       Director

George Aristides, by signing his name hereto, does hereby sign this document on behalf of himself and each of the above named directors of the Registrant pursuant to powers of attorney duly executed by such persons (set forth in Exhibit 24.1 to this Registration Statement).



/s/George Aristides
George Aristides
(For himself and as attorney-in-fact)

Dated: December 13, 1996

                                  EXHIBIT INDEX


Exhibit                                                                   Page


5.1       Opinion of Robert M. Mattison regarding legality                   5

23.1      Consent of Deloitte & Touche LLP, independent auditors             6

23.2      Consent of Robert M. Mattison (included in Exhibit 5.1)            5

24.1      Power of Attorney                                                  7